Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3/A No. 333-146540 and Form F-3 No. 333-139204) of DryShips Inc. of our report dated April 27, 2007, with respect to the consolidated financial statements of DryShips Inc. for the years ended December 31, 2006 and 2005, included in DryShips Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 28, 2008